                                                                   Exhibit 10.23

                        AMENDED AND RESTATED EMPLOYMENT
                        -------------------------------
                        AND NON-INTERFERENCE AGREEMENT
                        ------------------------------

     This Amended and Restated Employment and Non-Interference Agreement (this "Agreement") is dated as of April 21, 2000, by and between Lawrence E. Jaro (the "Executive") and National Restaurant Enterprises, Inc., a Delaware corporation (the "Company") and a wholly-owned subsidiary of AmeriKing, Inc., a Delaware corporation ("Parent");


                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Executive and the Company entered into an Employment and Non-Interference Agreement, dated as of July 1, 1996 (the "Prior Employment Agreement");

     WHEREAS, Executive and the Company wish to amend and restate the Prior Employment Agreement in its entirety in the manner set forth herein;

     WHEREAS, the Company wishes to obtain the continued future services of the Executive for the Company; and

     WHEREAS, the Executive is willing, upon the terms and conditions herein set forth, to provide services hereunder; and

     WHEREAS, the Company wishes to secure the Executive's non-interference, upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.  Nature of Employment
              --------------------

     Subject to Section 3, the Company hereby employs Executive, and Executive agrees to accept such employment, during the Term of Employment (as defined in Section 3(a)), (a) as Chairman of the Board and Chief Executive Officer of Parent and the Company and to undertake such duties and responsibilities as may be reasonably assigned to Executive from time to time by the Board of Directors of Parent or the Company and (b) as Managing Owner of Parent and the Company as provided by The Burger King Corporation franchise entity form of ownership guidelines, the Burger King Uniform Franchise Offering Circular, as amended or updated from time to time, and any other franchise and other regulations and requirements, from time to time in effect (the "Burger King Regulations") of the Burger King Corporation.

     2.  Extent of Employment
         --------------------

     (a) During the Term of Employment, the Executive shall perform his obligations hereunder faithfully and to the best of his ability at the principal executive offices of the Company, under the direction of the Board of Directors of the Company, and shall abide by the rules, customs and usages from time to time established by the Company and the Parent.

     (b) During the Term of Employment, the Executive shall devote all of his business time, energy and skill as may be reasonably necessary for the performance of his duties, responsibilities and obligations hereunder (except for vacation periods and reasonable periods of illness or other incapacity), consistent with past practices and norms in similar positions.

     (c) Nothing contained herein shall require Executive to follow any directive or to perform any act which would violate any Burger King Regulations or any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority. Executive shall act in good faith in accordance with all Burger King Regulations and laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority to the extent the Executive knows or has reasonable notice of such Burger King regulations, laws, ordinances, regulations or rules.

     (d) During the term of his employment, the Executive shall live in the Chicago area and generally perform his duties under this Agreement from the Company's offices in the Chicago area.

     3.  Term of Employment; Termination
         -------------------------------

     (a) The "Term of Employment" shall commence on the date hereof and shall continue for a term of three years. Should the Executive's employment by the Company be earlier terminated pursuant to Section 3(b) or by the Executive pursuant to Section 3(c), the Term of Employment shall end on the date of such earlier termination.

     (b) Subject to the payments contemplated by Section 3(e), Term of Employment may be terminated at any time by the Company:

          (i)  upon the death of Executive;

          (ii) in the event that because of physical or mental disability the Executive is unable to perform, and does not perform, in the view of the Company and as certified by a competent medical physician, his duties hereunder for a continuous period of 180 days;

          (iii)  for Cause (as defined in Section 3(c));

          (iv)  for any other reason not referred to in clauses (i) through
     (iii) or no reason, such that this Agreement, subject to the provisions of
     Section 3(e), shall be construed as terminable at will by the Company.

     Executive acknowledges that no representations or promises have been made concerning the grounds for termination or the future operation of the Company's business, and that nothing contained herein or otherwise stated by or on behalf of the Company modifies or amends the right of the Company to terminate Executive at any time, with or without Cause. Termination shall become effective upon the delivery by the Company to the Executive of notice specifying such termination and the reasons therefor.

     (c) Subject to the payments contemplated by Section 3(e), the Term of Employment may be terminated at any time by the Executive:

          (i)  upon the death of Executive;

          (ii) in the event that because of physical or mental disability the Executive is unable to perform, and does not perform, in the view of the Company, and as certified by a competent medical physician, his duties hereunder for a continuous period of 180 days;

          (iii) as a result of material reduction in Executive's authority, perquisites, position or responsibilities (other than such a reduction which affects all of the Company's senior executives on a substantially equal or proportionate basis) or the Company's willful, material violation of its obligations under this Agreement, in each case, after 30 days' prior written notice to the Company and its Board of Directors and the Company's failure thereafter to cure such reduction or violation; or

          (iv) voluntarily or for any reason or no reason not referred to in clauses (i) through (iii) in each case, after 120 days' prior written notice to the Company and its Board of Directors.

     (d) For the purposes of this Section 3, "Cause" shall mean any of the following:

          (i) Executive's conviction of a serious felony or a crime involving embezzlement, conversion of property or moral turpitude; (ii) a final, non-appealable finding of Executive's fraud, embezzlement or conversion of property; (iii) a final non-appealable finding of Executive's breach of any of his fiduciary duties to the Company or its stockholders or making of a willful misrepresentation or omission which breach, misrepresentation or omission might reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company, provided, that, the Executive has been given notice and 30 days from such notice fails to cure the breach, misrepresentation or omission; (iv) Executive's willful and continual neglect or failure to discharge his duties, responsibilities or obligations prescribed by this Agreement or any other agreement between the Executive and the

     Company, provided, that, the Executive has been given notice and 30 days from such notice fails to cure the neglect or failure; (v) Executive's habitual drunkenness or substance abuse, which materially interferes with Executive's ability to discharge his duties, responsibilities and obligations prescribed by this Agreement, provided that Executive has been given notice and 30 days from such notice fails to cure such drunkenness or abuse; (vi) Executive's material and knowing violation of any obligations imposed upon Executive, personally, as opposed to upon the Company, whether as a stockholder or otherwise, under this Agreement, the Purchase and Sale Agreement, dated September 1, 1994, by and among the Company, the Parent and Burger King Corporation, the Franchise Agreement, dated September 1, 1994, by and among the Company, Parent and Burger King Corporation, the Certificate of Incorporation or By-Laws of the Company, each as amended to date, provided, that the Executive has been given notice and 90 days from such notice fails to cure the violation; or (vii) Executive's personal (as opposed to the Company's) material and knowing failure, to observe or comply with Burger King Regulations whether as an officer, stockholder or otherwise, in any material respect or in any manner which might reasonably have a material adverse effect in respect of the Company's ongoing business, operations, conditions, franchises, other business relationships or properties; provided, that the Executive has been given notice and 90 days from such notice fails to cure the failure.

     (e)  In the event Executive's employment is terminated pursuant to

          (i) Section 3(b)(i) or (ii) or 3(c)(i) or (ii), the Company will pay to Executive (or his estate or representative) the full amounts to which he would be entitled under Section 4(a) for the period from effectiveness of termination through the first anniversary of such termination;

          (ii) Section 3(b)(iii) or 3(c)(iv) there will be no amounts owing by the Company to Executive under this Agreement from and after such termination, except for accrued, but unused vacation pay and sick pay which shall be paid to the Executive in accordance with Company practices; and

          (iii) Section 3(b)(iv) or 3(c)(iii), the Company will pay the Executive the full amounts to which he would be entitled under Section 4(a) for the period from effectiveness of termination through the third anniversary of this Agreement, payable in two installments, half payable upon the effectiveness of termination and half payable upon the last day of such period.

Termination of the Term of Employment will not terminate Sections 7, 8, 9, 10, 12 through 24, or any other provisions not associated specifically with the Term of Employment.

In the event of Termination and the Company is obligated to make payments pursuant to this Section 3(e), the Company's payment obligations under this
Section 3(e) will be mitigated and
reduced to the extent of Executive's compensation under alternative employment during the period for which payments are owed by the Company pursuant to this
Section 3(e).

     (f) Upon the conclusion of the original three year term of this Agreement ("Original Term") and upon each succeeding anniversary of this Agreement, the Executive's Term of Employment will be automatically renewed for another year; provided that neither the Company nor the Executive terminates this Agreement pursuant to Section 3 during the Original Term; and provided further that after such Original Term neither the Company nor the Executive provides notice of termination to the other at least 120 days before the anniversary of this Agreement. Pursuant to such termination notice, this Agreement will terminate upon the succeeding anniversary.

     (g) Notwithstanding the foregoing, if Executive is a Managing Owner in respect of the Company for purposes of the Burger King Regulations, then the foregoing termination rights will be subject to either (i) the Company identifying and obtaining another Managing Owner, for purposes of the Burger King Regulations, if the Company shall then have no other Managing Owner prior to or concurrently with such termination, (ii) compliance with the Burger King Regulations, or (iii) the prior approval of Burger King Corporation.

     4. Compensation. During the Term of Employment, the Company shall pay compensation to Executive as follows:

     (a) As base compensation for his services hereunder, in bimonthly installments, a base salary at a rate of $400,000 per annum, as increased, on an annual basis to reflect the increase in the United States Government cost of living index for the Chicago, Illinois area. Notwithstanding the minimum increase set forth above, the Board of Directors in their sole discretion, may establish a higher compensation level.

     (b) An annual bonus compensation of up to 70% of his annual base compensation based on Executive's performance as determined and approved by the Board of Directors, in its sole discretion. Such bonus will be at the full discretion of the Board of Directors, and may not be paid at all. Executive acknowledges that no such bonuses have been agreed upon or promised. If the Board of Directors decides to pay a bonus, it is to be paid within thirty days after the issuance of audited financial statements for the Company. The Board of Directors in their sole discretion may establish a higher bonus level based on the performance of Executive.

     (c) During the Term of Employment the Executive shall receive an automobile allowance of $800 per month and reimbursements for automobile insurance, repairs, maintenance and business-related fuel not to exceed $6,000 per annum.

     5.   Reimbursement of Expenses.
          -------------------------

     During the Term of Employment, the Company shall reimburse Executive for documented travel, entertainment and other expenses reasonably incurred by Executive in connection with the performance of his duties hereunder and, in each case, in accordance with the rules, customs and usages promulgated by the Company from time to time in effect.

     6.   Benefits
          --------

     (a) During the Term of Employment, the Executive shall be entitled to perquisites and benefits (including health, short and long term disability, pension and life insurance benefits consistent with past practice, or as increased from time to time) established from time to time, by the Board of Directors for executives of the Company.

     (b) After the Term of Employment, the Company shall provide such insurance benefits to Executive until the earlier to occur of the date upon which Executive is eligible to receive Medicare or the death of Executive; provided, however, that in consideration for the covenant on the part of the Company to provide insurance coverage, Executive shall provide consulting services to the Company, on a schedule mutually agreeable to Executive and the Company and in a manner reasonably acceptable to the Company.

     7.   Confidential Information
          ------------------------

     (a) During and after the Term of Employment, Executive will not, directly or indirectly in one or a series of transactions, disclose to any person, or use or otherwise exploit for the Executive's own benefit or for the benefit of anyone other than the Company, any Confidential Information (as defined in Section 11), whether prepared by Executive or not; provided, however, that any Confidential Information may be disclosed to officers, representatives, employees and agents of the Company who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business (as defined in Section 11). Executive shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Company, except as required in his normal course of employment by the Company. Executive shall use his best efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby. Executive shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, the Executive shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, Executive agrees to deliver to the Company, at any time during the Term of Employment, or thereafter, all Confidential Information which he may possess or control. Executive agrees that all Confidential Information of the Company (whether now or hereafter existing) conceived, discovered or made by him during the Term of Employment exclusively belongs to the Company

(and not to Executive). Executive will promptly disclose such Confidential Information to the Company and perform all actions reasonably requested by the Company to establish and confirm such exclusive ownership.

     (b) The terms of this Section 7 shall survive the termination of this Agreement regardless of who terminates this Agreement, or the reasons therefor.

     8.   Non-Interference
          ----------------

     (a) Executive acknowledges that services to be provided give him the opportunity to have special knowledge of the Company and its Confidential Information and the capabilities of individuals employed by or affiliated with the Company and that interference in these relationships would cause irreparable injury to the Company. In consideration of this Agreement, Executive covenants and agrees that:

          (i) From the date hereof until the later to occur of three years from the date hereof, or the first anniversary of expiration on termination of the Term of Employment (the "Restricted Period"), Executive will not, without the express written approval of the Board of Directors of the Company, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, lessor, supplier, agent, representative or other participant, in any business which competes, directly or indirectly, with the Business in the Market ("Competitive Business") without regard to (A) whether the Competitive Business has its office, manufacturing or other business facilities within or without the Market, (B) whether any of the activities of the Executive referred to above occur or are performed within or without the Market or (C) whether the Executive resides, or reports to an office, within or without the Market; provided, however, that (x) the Executive may, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, invest or acquire an interest in up to five percent (5%) of the capital stock of a corporation whose capital stock is traded publicly, or that (y) Executive may accept employment with a successor company to the Company.

          (ii) During the Restricted Period (which shall not include any period of violation of this Agreement by Executive or period which is required for litigation to enforce the rights hereunder), Executive will not without the express prior written approval of the Board of Directors of the Company (A) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company or had a business relationship with the Company within the twenty-four (24) month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with the Company, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is then (or was at any time within six (6) months prior to the date the Executive or the Competitive Business employs or seeks to employ such person) employed or retained by the Company. Notwithstanding the foregoing, nothing herein shall prevent the Executive from providing a letter of recommendation to an employee with respect to a future employment opportunity.

          (iii) The scope and term of this Section 8 would not preclude him from earning a living with an entity that is not a Competitive Business.

     (b) Upon a final, non-appealable finding that the Executive has breached his obligations in any material respect under this Section 8, the Company, in addition to pursuing all available remedies under this Agreement, at law or otherwise, and without limiting its right to pursue the same shall cease all payments to the Executive under this Agreement or any other agreement.

     9.   Non-Disparagement
          -----------------

     During and after the Term of Employment, the Executive agrees that he shall not make any false, defamatory or disparaging statements about Parent, the Company, their respective businesses, or the officers or directors of Parent or the Company. During and after the Term of Employment, Parent and the Company agree that neither the officers nor the directors of Parent or the Company shall make any false, defamatory or disparaging statements about the Executive.

     10.  Defense of Claims
          -----------------

     The Executive agrees that, for the period beginning on the date hereof, and continuing for a reasonable period after termination of the Term of Employment, the Executive will cooperate with the Company in defense of any claims that may be made against the Company, and will cooperate with the Company in the prosecution of any claims that may be made by the Company, to the extent that such claims may relate to services performed by the Executive for the Company. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. For periods during and following the Executive's employment with the Company, the Company agrees to provide reasonable compensation to the Executive for such cooperation in addition to reimbursement of expenses and his reasonable attorneys' fees, if any.

     11.  Definitions
          -----------

     "Burger King Regulations" is defined in Section 1.

     "Business" means (a) the construction, development, operations, ownership and promotion of restaurants in which the Burger King Corporation is either (i) the exclusive franchisor or (ii) co-franchisor in a dual-use restaurant, or (b) any similar or incidental business conducted, or engaged in, by the Company prior to the date hereof or at any time during the Term of Employment.

     "Cause" is defined in Section 3(d).

     "Companies" means Parent and its successors or any of its direct or indirect subsidiaries (including the Company), now or hereafter existing.

     "Company" is defined in the introduction.

     "Competitive Business" is defined in Section 8(a)(i).

     "Confidential Information" means any confidential information including, without limitation, any study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, ideas, discoveries, designs, computer programs (including source of object codes), processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by the Executive not permissible hereunder.

     "Executive" means Lawrence Jaro or his estate, if deceased.

     "Market" means any county in the United States of America and each similar jurisdiction in any other country in which the Business was conducted by or engaged in by the Company prior to the date hereof or is conducted or engaged in, or for which a restaurant site is in development, by the Company at any time during the Term of Employment.

     "Restricted Period" is defined in Section 8(a)(i).

     "Term of Employment" is defined in Section 3(a).

     12.  Notice
          ------

     Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and if delivered personally, or sent by certified or registered mail, return receipt requested, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

     If to Executive:    Lawrence E. Jaro
                         100 E. Huron, #3605
                         Chicago, Illinois  60611

                         with a copy to:

                         Jones & Keller, P.C.
                         1625 Broadway, Suite 1600
                         Denver, Colorado  80202
                         Attention:  Ernest J. Panasci, Esq.
                         Tel: (303) 573-1600
                         Fax: (303) 573-0769

     If to Company:      AmeriKing, Inc.
                         2215 Enterprise Drive
                         Suite 1502
                         Westchester, IL  60154
                         Attention: James P. Hoar, General Counsel
                         Tel: (708) 947-2140
                         Fax: (708) 562-0729

                         The Jordan Company
                         767 Fifth Avenue, 48th Floor
                         New York, NY 10153
                         Attention: A. Richard Caputo, Jr.
                         Tel: (212) 572-0800
                         Fax: (212) 755-5263

                         with a copy to:

                         Mayer, Brown & Platt
                         1675 Broadway, Suite 1900
                         New York, New York 10019
                         Attention: Martin J. Collins, Esq.
                         Tel: (212) 506-2500
                         Fax: (212) 262-1910

Any such notices shall be deemed to be given on the date personally delivered or such return receipt is issued.

     13.  Executive's Representation
          --------------------------

     Executive hereby warrants and represents to the Company that: (i) Executive has carefully reviewed this Agreement and the Prior Employment Agreement and has consulted with such advisors as Executive considers appropriate in connection with this Agreement and the Prior Employment Agreement, (ii) Executive is not subject to any covenants, agreements or restrictions, including without limitation any covenants, agreements or restrictions arising out of Executive's prior employment or the Burger King Regulations which would be breached or violated by Executive's execution of this Agreement or by Executive's performance of his duties hereunder and (iii) Executive will not knowingly breach or violate any provision of the Burger King Regulations in any material respect or in any manner which might reasonably have a material adverse effect in respect of the Company's ongoing business, operations, conditions, franchises, or other business relationships or properties.

     14. Other Matters
         -------------

     (a) Executive agrees and acknowledges that the obligations owed to Executive under this Agreement are solely the obligations of the Company, and that none of the Company's stockholders, directors, officers or lenders will have any obligations or liabilities in respect of this Agreement and the subject matter hereof.

     (b) Executive and the Company hereby agree and acknowledge that this Agreement replaces and supersedes the Prior Employment Agreement, and upon the execution of this Agreement, the Prior Employment Agreement shall automatically be terminated and rendered without force and effect and that the Executive shall release and discharge the Company and Parent, and their respective directors, stockholders, officers and lenders from any further obligations or liabilities thereunder.

     15.  Validity
          --------

     If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

     16.  Severability
          ------------

     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of Section 7, 8, 9, 10 or any other provision hereof is unenforceable and therefore acts to reduce the scope or duration of such provision, as the provision, in its reduced form, shall then be enforceable.

     17.  Survival; Right to Withhold Payments
          ------------------------------------

     The terms of Sections 7, 8, 9 and 10 shall survive the termination of this Agreement regardless of who terminates this Agreement, or the reasons therefor. Upon the determination of a majority of the Board of Directors that the Executive has breached his obligations in any material respect under Sections 7, 8, 9 or 10, the Company, in addition to pursuing all available remedies under this Agreement, at law or otherwise, and without limiting its right to pursue the same, shall cease all payments to the Executive under this Agreement.

     18.  Waiver of Breach; Specific Performance
          --------------------------------------

     The waiver by the Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of such other party. Each of the parties (and third party beneficiaries) to this Agreement will be entitled to enforce its rights under this breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of Sections 7, 8, 9 and 10 of this Agreement and that any party (and third party beneficiaries) may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions in order to enforce or prevent any violations of the provisions of this Agreement. In the event either party takes legal action to enforce any of the terms or provisions of this Agreement, the nonprevailing party shall pay the successful party's costs and expenses, including but not limited to, reasonable attorneys' fees, incurred in such action.

     19.  Assignment; Third Parties
          -------------------------

     (a) Neither the Executive nor the Company may assign, transfer, pledge, hypothecate, encumber or otherwise dispose of this Agreement or any of his or its respective rights or obligations hereunder, without the prior written consent of the other. In connection with a sale of all or substantially all of the assets or outstanding capital stock of Parent or the Company or a merger, consolidation or reorganization in which neither Parent nor the Company is the surviving entity, the Company shall cause the purchaser or the surviving entity, as the case may be, to assume all of the obligations of the Company under this Agreement.

     (b) The parties agree and acknowledge that each of the Companies and the stockholders and investors therein are intended to be third party beneficiaries of, and have rights and interests in respect of, Executive's agreements set forth in Sections 7, 8, 9 and 10.

     20.  Amendment; Entire Agreement
          ---------------------------

     This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior Agreements, understandings and commitments with respect to such subject matter.

     21.  Litigation
          ----------

     THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. EACH PARTY AGREES THAT JURISDICTION AND VENUE WILL BE PROPER IN CHICAGO, ILLINOIS AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF ILLINOIS OR THE UNITED STATES. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 21 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

     22.  Arbitration
          -----------

     ANY DISPUTE BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION ANY CLAIM UNDER THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, ANY OTHER STATE OR FEDERAL LAW RELATING TO SECURITIES OR FRAUD OR BOTH, THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, AS AMENDED, OR FEDERAL OR STATE COMMON LAW, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO, ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN CHICAGO, ILLINOIS, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS. DECISIONS AS TO FINDINGS OF FACT AND CONCLUSIONS OF LAW PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES, SUBJECT TO CONFIRMATION, MODIFICATION OR CHALLENGE

PURSUANT TO 9 U.S.C. (S)(S) 1 ET SEQ. ANY FINAL AWARD SHALL BE ENFORCEABLE AS A JUDGMENT OF A COURT OF RECORD.

     23.  Further Action
          --------------

     Executive and the Company agree to perform any further acts and to execute and deliver any documents which may be reasonable to carry out the provisions hereof.

     24.  Counterparts
          ------------

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first written above.


                              EXECUTIVE:



                              /s/ Lawrence E. Jaro
                              -------------------------------------
                              Name:  Lawrence E. Jaro



                              NATIONAL RESTAURANT ENTERPRISES, INC.



                              By /s/ A. Richard Caputo, Jr.
                                 ----------------------------------
                                 Name:  A. Richard Caputo, Jr.
                                 Title: Vice President